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                                 EXHIBIT 16(a)


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                                                                       12 Month
           Global Value Fund Class A                                Average Annual              12 Month
       December 31, 1996 to December 31, 1997                        Total Return             Total Return*
--------------------------------------------------                 ---------------           --------------
Initial Investment                                               $        1,000.00           $     1,000.00

Divided by Initial Maximum Offering Price                                    10.69
                                                                  ----------------

Divided by Initial Net Asset Value                                                                    10.13
                                                                                             --------------

Equals Shares Purchased                                                     93.534                   98.717

Plus Shares Acquired through Dividend Reinvestment                           4.305                    4.536
                                                                 -----------------           --------------

Equals Shares held at Ending Period Date                                    97.839                  103.252

Multiplied by Net Asset Value at Ending Period Date                          12.01                    12.01
                                                                 -----------------           --------------

Equals Ending Redeemable Value (ERV) at Period End Date         $         1,175.05          $      1,240.06


Divide ERV by $1000(P)                                                      1.1750                   1,2401

Subtract 1                                                                  0.1750                   0.2401

Expressed as a Percentage-Equals the
  Aggregate Total Return for the Period                                      17.50%
                                                                   ===============

Expressed as a Percentage-Equals the
  Aggregate Total Return for the Period                                                               24.01%
                                                                                           ===============

Divide ERV by $1000 (P)                                                    1.1750

Raise to the power of                                                      5.7130

Equals                                                                     2.5132

Subtract 1                                                                 1.5132

Expressed as a Percentage-Equals the
  Average Annualized Total Return for the Period                           151.32%
                                                                   ==============

*  Does NOT include sales charge for the period.

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